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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) MARCH 31, 2000
                                                          --------------

                       ELECTRONICS BOUTIQUE HOLDINGS CORP.
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               (Exact Name of registrant as specified in charter)

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
        DELAWARE                              000-24603                      51-0379406
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
(State or Other Jurisdiction of       (Commission File Number)      (IRS Employer Identification
Incorporation)                                                        Number)
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931 SOUTH MATLACK STREET, WEST CHESTER, PA                      19382
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:       (610) 430-8100
                                                          --------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

                         -------------------------------
                    Exhibit Index appears on page 4 hereof.


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ITEM 5.     OTHER EVENTS.

On March 31, 2000, Funco, Inc. ( "Funco") entered into an Agreement and Plan of Merger (the "Agreement") with Electronics Boutique Holdings Corp., a Delaware corporation (the "Registrant"), and EB Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of the Registrant ("Purchaser"). Subject to the terms and conditions of the Agreement, the Registrant has agreed to cause Purchaser to acquire control of Funco through a cash tender offer (the "Offer") to purchase all of Funco's issued and outstanding common stock, par value $.01 per share (the "Shares"), for $17.50 per Share, or an aggregate purchase price of approximately $110 million.

Completion of the Offer is subject to the satisfaction of certain conditions which include, without limitation, the following: (i) there shall have validly tendered and not withdrawn a number of Shares which, together with all Shares owned, directly or indirectly, by the Registrant or Purchaser, represents at least 51% of the total voting power of the Funco's outstanding Shares and (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

Following the completion of the Offer (and subject to certain conditions), Purchaser will be merged with and into Funco, with Funco surviving as a wholly owned subsidiary of the Registrant (the "Merger"). In the Merger, those shareholders of Funco who did not tender their Shares (other than the Registrant and its subsidiaries and shareholders exercising dissenters' rights) will be entitled to receive the same price per Share that is paid in the Offer for each Share held by them.

The terms and conditions of the acquisition (including the Merger) are more fully described in the Agreement, which is attached hereto as Exhibit 2.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          2.1 Agreement and Plan of Merger, dated as of March 31, 2000 by and among Electronics Boutique Holdings Corp., EB Acquisition Corporation and Funco, Inc.

          2.2 Shareholder Agreement, dated as of March 31, 2000 by and among Electronics Boutique Holdings Corp. and David R. Pomije.

          99.1 Press Release, dated April 3, 2000, announcing the execution of the Agreement and Plan of Merger, filed under cover of Registrant's Schedule TO filed April 3, 2000 and incorporated herein by reference.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ELECTRONICS BOUTIQUE HOLDINGS CORP.
                                     (Registrant)

Date:     April 6, 2000              By: /s/ James A. Smith
                                         ________________________________
                                         Name:  James A. Smith
                                         Title: Vice President of Finance


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                                  EXHIBIT INDEX

EXHIBIT NO.
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
2.1               Agreement and Plan for Merger
2.2               Shareholder Agreement
99.1 Press Release, dated April 3, 2000 announcing the execution of the Agreement and Plan of Merger, filed under cover of Registrant's Schedule TO filed April 3, 2000 and incorporated herein by reference.
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